SECURITIES AND EXCHANGES COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2001

United Shields Corporation

(Exact name of Registrant as specified in its Charter)

Colorado	33-11062D	84-1049047
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File No.)	Identification Number)

2640 Peerless Road, Cleveland, Tennessee 37312

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(423) 479-1655

N/A

(Former name or former address, if changed since last report)

Item 5. Other Information.

On September 5, 2001 the registrant, United Shields Corporation, together with its subsidiary, R.P. Industries, Inc. and other affiliated entities, entered into a Share Purchase Agreement with RPI Acquisition Corp. pursuant to which RPI Acquisition Corp. agreed to buy 75 shares (75% of the outstanding stock) of R.P. Industries, Inc. from United Shields Corporation for a price of $1.00 plus delivery of a $1,550,000 promissory note. The transaction is initially subject to the purchaser entering into a satisfactory forbearance agreement with the bank lender to R.P. Industries, Inc., First Union Bank, which condition has not yet been fulfilled but is anticipated. The bank loan ($3,100,000 currently outstanding) is presently in default.

Item 7. Financial Statements and Exhibits

(c) Exhibits

         (10) Share Purchase Agreement dated September 5, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SHIELDS CORPORATION

Date: September 20, 2001	/s/John F. Quigley John F. Quigley Senior Vice President and Chief Financial Officer

United Shields Corporation

- and -

RPI Acquisition Corp.

- and -

R.P. Industries, Inc.

- and -

Richmond Plastics, Inc.

- and -

Granville Plastics, Inc.

SHARE PURCHASE AGREEMENT

September 5, 2001

TABLE OF CONTENTS

ARTICLE I
INTERPRETATION
1.1	Defined Terms	2
1.2	Currency	4
1.3	Sections and Headings	4
1.4	Number, Gender and Persons	4
1.5	Accounting Principles	4
1.6	Entire Agreement	4
1.7	Time of Essence	4
1.8	Applicable Law	5
1.9	Severability	5
1.10	Successors and Assigns	5
1.11	Amendment and Waivers	5
1.12	Schedules	5

ARTICLE II
PURCHASE AND SALE OF PURCHASED SHARES
2.1	Purchase and Sale of Purchased Shares	5
2.2	Purchase Price	5

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE CORPORATION
3.1	Organization	6
3.2	Authorization	6
3.3	No Other Agreements to Purchase	6
3.4	Authorized and Issued Capital	6
3.5	Options	6
3.6	Ownership of Purchased Shares	6
3.7	Subsidiaries	6
3.8	No Violation	8
3.9	Business of the Corporations	8
3.10	Title to Personal and Other Properly	8
3.11	Location of Real Property	8
3.12	Real Property	9
3.13	Inventories	9
3.14	Accounts Receivable	9
3.15	Insurance	9
3.16	No Expropriation	9
3.17	Agreements and Commitments	10
3.18	Compliance with Laws; Governmental Authorization	10
3.19	Consents and Approvals	10
3.20	Financial Statements	11
3.21	Books and Records	11
3.22	Absence of Changes	11
3.23	Taxes	12
3.24	Litigation	12
3.25	Accounts and Attorneys	12
3.26	Directors and Officers	13
3.27	Dividends	13
3.28	Environmental	13
3.29	Employee Plans	14
3.30	Employees	14
3.31	Employee Accruals	14
3.32	Full Disclosure	14

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
4.1	Organization	15
4.2	No Violation	15
4.3	Authorization	15
4.4	Consents and Approvals	15

ARTICLE V
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
5.1	Survival of Representations and Warranties of the Vendor and the Corporation	16
5.2	Expiry of the Representations and Warranties of the Purchaser	16

ARTICLE VI
COVENANTS
6.1	Delivery of Documents	16
6.2	Documentation of Debt	16
6.3	Indemnity regarding Granville Valentine III	16
6.4	Shareholders 'Agreement	16
6.5	Bank Debt Refinancing	16
6.6	RP Real Estate, Inc.	16
6.7	Capitalization	16
6.8	Forbearance Agreement	16
6.9	Indemnity Regarding Mark Jordan	16

ARTICLE VII
CONDITIONS OF CLOSING
7.1	Conditions of Closing in Favor of the Purchaser	17

ARTICLE VIII
CLOSING ARRANGEMENTS
8.1	Place of Closing	18
8.2	Transfer	18
8.3	Further Assurances	19

ARTICLE IX
INDEMNIFICATION
9.1	Indemnification by the Vendor	19
9.2	Indemnification by the Purchaser	20
9.3	Notice of Claim	20
9.4	Direct Claims	20

ARTICLE X
MISCELLANEOUS
10.1	Confidentiality of Information	21
10.2	Notices	21
10.3	Commissions, etc	22
10.5	Disclosure	22
10.6	Public Announcements	22
10.7	Assignment by Purchaser	22
10.8	Best Efforts	22
10.9	Counterparts	23

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 5th day of September, 2001,

BETWEEN:

United Shields Corporation, a corporation incorporated under the laws of Colorado, (hereinafter called the "Vendor"),
OF THE FIRST PART,
- and -
RPI Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario, (hereinafter called the "Purchaser"),
OF THE SECOND PART,
- and -
R.P. Industries, Inc., a corporation incorporated under the laws of Ohio, (hereinafter called "RP Industries"),
OF THE THIRD PART,
- and -
Richmond Plastics, Inc., a corporation incorporated under the laws of Virginia, (hereinafter called "Richmond"),
OF THE FOURTH PART,
- and -
Granville Plastics, Inc., a corporation incorporated under the laws of North Carolina, (hereinafter called "Granville"),

OF THE FIFTH PART.

THIS AGREEMENT WITNESS THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party,) the parties covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1 Defined Terms

For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a) "Act" means the Business Corporations Act (Ontario) as in effect on the date hereof;

(b) "Affiliate" has the meaning attributed to that term in the Act;

(c) "Associate" has the meaning attributed to that term in the Act;

(d) "Business" means the business currently and heretofore carried on by the Corporations consisting of the manufacture of injection moulded plastic products and associated products carried on from manufacturing facilities owned by the Corporations in Virginia and North Carolina;

(e) "Business Day" means any day (other than a Saturday or a Sunday) on which the main branch of the First Union National Bank in Richmond, Virginia, is open for business;

(f) "Claim" has the meaning set out in section 9.3;

(g) "Closing Date" means September 4, 2001 or such other date as may be mutually agreed upon by the Vendor and the Purchaser;

(h) "Common Shares" means the common shares in the capital of R.P. Industries;

(i) "Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;

(j) "Corporations" means jointly and severally, R.P. Industries, Richmond and Granvile;

(k) "Direct Claim" has the meaning set out in section 9.3;

(l) "Employee Plans" means any plan for retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by any of the Corporations for the benefit of employees or former employees of any of the Corporations;

(m) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing:

(n) "Environmental Laws" has the meaning set out in subsection 3.28;

(o) "Environmental Permits" has the meaning set out in subsection 3.28;

(p) "Financial Statements" means the Unaudited Financial Statements and the Interim Financial Statements;

(q) "Hazardous Substances" has the meaning set out in subsection 3.28;

(r) "Indemnified Party" has the meaning set out in section 9.3;

(s) "Indemnifying Party" has the meaning set out in section 9.3;

(t) "Interim Financial Statements" means the unaudited financial statements of each of the Corporations as at and for the seven month period ended July 27, 2001, copies which financial statements are annexed hereto as Schedule 2;

(u) "Losses", in respect of any matter, means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of such matter;

(v) "Permitted Encumbrances" means:

(i) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

(ii) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by any of the Corporations;

(iii) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

(iv)  undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon any of the Corporations pursuant to law or that relate to obligations not due or delinquent;

(v) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(vi) security given in the ordinary course of the Business to any public or private utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

(vii) the Permitted Encumbrances described in Schedule 4;

(w) "Purchase Price" has the meaning set out in section 2.2;

(x) "Purchased Shares" has the meaning set out in section 2.1;

(y) "Time of Closing" means 4:00 pm (Cleveland, Tennessee time) on the Closing Date; and

(z) "Unaudited Financial Statements" means the unaudited financial statements of each of the Corporations as at and the financial years ended December 31, 2000, including the notes thereto and the report of the Corporations' accountants thereon, a copy of which is annexed hereto as Schedule 1;.

1.2  Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States of America funds.

1.3  Sections and Headings

The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement.

1.4  Number, Gender and Persons

In this Agreements, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5  Accounting Principles

Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles in the United States.

1.6  Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7  Time of Essence

Time shall be of the essence of this Agreement.

1.8  Applicable Law

This Agreements shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Virginia applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals therefrom.

1.9  Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision in hereby declared to be separate, severable and distinct.

1.10  Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Subject to section 9.7, no party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

1.11  Amendment and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.12  Schedules

The following Schedules are attached to and form part of this Agreement:

Schedule 1. Unaudited Financial Statements

Schedule 2. Interim Financial Statements

Schedule 3. Location of Assets

Schedule 4. Permitted Encumbrances

Schedule 5. Equipment List

Schedule 6. List of Real Property

Schedule 7. List of Aged Accounts Receivable by customer

Schedule 8. Insurance

Schedule 9. Agreements and Commitments

Schedule 10. Litigation

Schedule 11. Accounts and Attorneys

Schedule 12. Directors and Officers

Schedule 13. Environmental

Schedule 14. Employees

Schedule 15. No Violation

Schedule 16. Absence of Changes

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

2.1  Purchase and Sale of Purchased Shares

Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendor 75 of the issued and outstanding Common Shares (the "Purchased Shares"), being 75% of all of the issued and outstanding shares of R.P. Industries.

2.2  Purchase Price

The purchase price payable by the Purchaser to the Vendor of the Purchased Shares (the "Purchaser Price") shall be the sum of $1.00 payable by certified cheque or bankers' draft in immediately available funds to or to the order of the Vendor at the Time of Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

AND THE CORPORATION

The Vendor and the Corporations jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

3.1  Organization

The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of Colorado and has the corporate power to own or lease its property, to own the Purchased Shares, to enter into this Agreement and to perform its obligations hereunder. R.P. Industries is duly incorporated and organized and validly subsisting under the laws of Ohio and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. R.P. Industries is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

3.2  Authorization

This Agreement has been duly authorized, executed and delivered by each of the Vendor and the Corporations and is a legal, valid and binding obligation of each of the Vendor and the Corporations, enforceable against the Vendor or any of the Corporations, as the case may be, by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Provided that it is expressly acknowledged that the Vendor and the Corporations are party to a Revolving Credit and Security Agreement with First Union National Bank (the "Bank") which agreement makes the transactions contemplated herein an event of default. All representations and covenants herein contained are subject to this exception.

3.3  No Other Agreements to Purchase

No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether bylaw, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Shares.

3.4  Authorized and Issued Capital

The authorized capital of R.P. Industries consists of an unlimited number of Common Shares, of which 100 Common Shares (and no more) have been duly issued and are outstanding as fully paid non-assessable.

3.5  Options

No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of any of the Corporations.

3.6  Ownership of Purchased Shares

The Vendor is the beneficial owner of record of the Purchased Shares, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares are subject to any voting trust, shareholder agreement of voting agreement. Upon completion of the transaction contemplated by this Agreement, all of the Purchased Shares will be owned by the Purchaser as the beneficial owner of record, with a good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser).

3.7  Subsidiaries

R.P. Industries has two active subsidiary corporations: Richmond and Granville. R.P. Industries has three inactive subsidiary corporations: Furniture Plastics of Forest City, Inc., R.P. Enterprises, Inc., and R.P. Real Estate, Inc. R.P. Industries is the legal and beneficial owner of all the shares of each of Richmond, Granville, Furniture Plastics of Forest City, Inc., R.P. Enterprises, Inc., and R.P. Real Estate, Inc.

Richmond is duly incorporated and organized and validly subsisting under the laws of Virginia and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. Richmond is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

Granville is duly incorporated and organized and validly subsisting under the laws of North Carolina and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. Granville is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

Furniture Plastics of Forest City, Inc. is duly incorporated and organized and validly subsisting under the laws of North Carolina.

R.P. Enterprises, Inc. is duly incorporated and organized and validly subsisting under the laws of Virginia

R.P. Real Estate, Inc. is duly incorporated and organized and validly subsisting under the laws of Virginia.

3.8  No Violation

Except as set forth on Schedule 15, the execution and delivery of this Agreement by the Vendor and the Corporations and the consummation of the transactions herein provided for will not result in either:

(a)  the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor or any of the Corporations under:

(i)  any Contract to which the Vendor or any of the Corporations is a party or by which any of them is, or either of their properties are, bound,

(ii)  any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor or any of the Corporations;

(iii)  any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendor or any of the Corporations;

(iv)any license, permit, approval, consent or authorization held by the Vendor or any of the Corporations or necessary to the ownership of the Purchased Shares or the operation of the Business; or

(v)  any applicable law, statute, ordinance, regulation or rule; or

(b)  the creation or imposition of any Encumbrance on any the Purchased Shares or any of the property or assets of any of the Corporations.

3.9  Business of the Corporations

The Business is the only business operation carried on by the Corporations, and the property and assets owned or leased by the Corporations are sufficient to carry on the Business. During the two years preceding the date of this Agreement, there has not been any significant interruption of operations (being a interruption of more than thirty days) of the Business due to inadequate maintenance of any of the property and assets owned and used by the Corporations. With the exception of inventory in transit, all the tangible assets of the Corporations are situate at the locations set out in Schedule 3.

3.10  Title to Personal and Other Property

The property and assets of the Corporations are owned beneficially by the Corporations as the beneficial owner thereof with a good and marketable title thereto, free and clear of all Encumbrances other than the Permitted Encumbrances listed in Schedule 4. Schedule 5 contains a detailed list of equipment used in the operation of the Business and owned or leased by any of the Corporations.

3.11  Location of Real Property

Other than as set forth on Schedule 6, the Corporations do not own and have not agreed to acquire any real property or interest (including any leasehold interest) in real property. Schedule 6 sets forth a municipal address and a complete and accurate legal description of all the real property owned by any of the Corporations (the "Real Property").

3.12  Real Property

All buildings, structures, improvements and appurtenances situated on the Real Property are adequate and suitable for the purposes for which they are currently being used and the Corporations have adequate rights of ingress and egress for the operation of the Business in the ordinary course. To Vendor's best knowledge, none of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any material restrictive covenant or any provision of any federal, state or municipal law, ordinance, rule or regulation, or encroaches or any property owned by others. Without limiting the generality of the foregoing:

(a)  no part of the Real Property has been taken or expropriated by any federal, state, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced, and

(b)  the Permitted Encumbrances constitute all of the material Encumbrances, agreements, indentures and other matters that affect the Real Property.

3.13  Inventories

The inventory levels of the Corporations have been maintained at such amounts as are required for the operation of the Business as previously conducted and as presently conducted, and such inventory levels are adequate therefor. Any provisions for obsolete or slow moving inventory have been recorded on the Financial Statements and are adequate.

3.14  Accounts Receivable

All accounts receivable, book debts and other debts due or accruing to the Corporations are bona fide and good and, subject to an allowance for doubtful accounts that has been reflected on the books of the Corporations in accordance with generally accepted accounting principles, are to Vendor's best knowledge collectible in all material respects without set-off or counterclaim. Schedule 7 contains a listing of accounts receivable by customer as of August 30, 2001.

3.15  Insurance

The Corporations have all of their real property insured against loss or damage by all insurable hazards or risks on a replacement cost basis, and their equipment so insured on an actual cash value basis, and such insurance coverage will be continued in full force and effect to and including the Time of Closing. Schedule 8 sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any depending claims thereunder) maintained by the Corporations on their respective property and assets or personnel as of the date hereof. To Vendor's best knowledge, none of the Corporations is in default with respect to any of the provisions contained in any such insurance policy and have not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The Vendor has provided to the Purchaser a true copy of each insurance policy referred to in Schedule 8.

3.16  No Expropriation

No property or asset of the Corporations has been taken or expropriated by any federal, state, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Vendor or the Corporations aware of any intent or proposal to give any such notice or commence any such proceeding.

3.17  Agreements and Commitments

Except as described in any Schedule 9 hereto, none of the Corporations is a party to or bound by any material Contract relating to the property, assets, Business or operations of any of the Corporations, including, without limiting the generality of the foregoing:

(a)  any collective bargaining agreement or other Contract with any labor union,

(b)  any continuing Contract for the purchase of materials, supplies, equipment or services involving more than $100,000 in respect of all such Contracts;

(c)  any consulting Contract or any other written Contract with any officer, employee or consultant (including specifically the terms of any agreements with consultants Breese, Hines, the Vendor, or law or accounting firms) other than oral Contracts of indefinite hire terminable by the employer without cause on no notice;

(d)  any commitment for charitable contributions;

(e)  any Contract for capital expenditures in excess of $100,000 in the aggregate;

(f)  any Contract for the sale of any assets, other than sales of inventory to customers in the ordinary course of the Business;

(g)  any Contract pursuant to which any of the Corporations is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property provided that if all such Contracts do not require payments in excess of $50,000 per annum in aggregate then such leasing Contracts do not require disclosure in Schedule 9; or

(h)  any Contract entered into by any of the Corporations other than in the ordinary course of the Business.

Each of the Corporations has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any material Contract relating to the Business.

3.18  Compliance with Laws; Governmental Authorization

All of the Corporations have complied with all laws, statutes, or ordinances regulations, rules, judgments, decrees or orders applicable to the Business or the Corporations. The Corporations hold all material licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) necessary to carry on the Business (the "Licenses"). To Vendor's best knowledge, each License is valid, subsisting and in good standing and none of the Corporations is in default or breach of any License and, to the knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any License.

3.19  Consents and Approvals

There is no requirement to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

3.20  Financial Statements

The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete in all material respects and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporations as at the respective dates of and for the respective periods covered by the Financial Statements in all material respects. When prepared, the Closing Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Unaudited Financial Statements and will present fairly the financial position and results of operations of the Corporation as at the close of business on the Closing Date in all material respects.

3.21  Books and Records

The books and records of the Corporations fairly and correctly set out and disclose in accordance with generally accepted accounting principles the financial position of the Corporations as at the date hereof and all material financial transactions of the Corporations have been accurately recorded in such books and records.

3.22  Absence of Changes

Since the date of the Interim Financial Statements, except as set forth on Schedule 16 the Corporations have carried on the Business and conducted operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

(a)  any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of any of the Corporations;

(b)  any material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of any of the Corporations;

(c)  any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by any of the Corporations, other than those incurred in the ordinary and normal course and consistent with past practice;

(d)  any material payment, discharge or satisfaction of any Encumbrance, liability or obligation of any of the Corporations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice;

(e)  any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of any of the Corporations or any direct or indirect redemption, purchase or other acquisition of any such shares;

(f)  any issuance or sale by any of the Corporations, or any Contract entered into by any of the Corporations, for the issuance or sale by any of the Corporations, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of any of the Corporations;

(g)  any labor trouble adversely affecting any of the Corporations;

(h)  any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of any of the Corporations, other than sales of inventory to customers in the ordinary and normal course of the Business;

(i)  any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to any of the Corporations in amounts exceeding $50,000.00 in the aggregate;

(j)  any forward purchase commitments in excess of the requirements of any of the Corporations for normal operating inventories or at prices higher than the current market prices; or

(k)  any material change in the accounting or tax practices followed by any of the Corporations.

3.23  Taxes

Each of the Corporations have duly filed on a timely basis all tax returns required to be filed and have paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable. Each of the Corporations has made adequate provision for taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed. There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporations and the Vendor, threatened against, any of the Corporations in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

3.24  Litigation

Except as described in Schedule 10, there are no actions, suits or proceedings (whether or not purportedly on behalf of any of the Corporations) pending or, to the knowledge of the Vendor or the Corporations, after due inquiry, threatened against or affecting, any of the Corporations at law or in equity, or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. Neither the Vendor nor the Corporations is aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.25  Accounts and Attorneys

Schedule 11 sets forth a true and complete list showing:

(a)  the name of each bank, trust company or similar institution in which each of the Corporations has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

(b)  the name of each person, firm, corporation or business organization holding a general or special power of attorney from any of the Corporations and a summary of the terms thereof.

3.26  Directors and Officers

Schedule 12 sets forth the names and titles of all the officers and directors of each of the Corporations and any other subsidiaries of any of the Corporations.

3.27  Dividends

Since the date of the Interim Financial Statements none of the Corporations has declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so. As at this date, and as of the Closing Date, there are and will be no declared but unpaid dividends or other distributions on any shares or class of shares of any of the Corporations.

3.28  Environmental

(a)  Except as described in Schedule 13, to Vendor's best knowledge, after diligent investigation, each of the Corporations has been and is in compliance with all applicable federal state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws') relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances");

(b)  Each of the Corporations has obtained all material licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of the Business. To Vendor's best knowledge, after diligent investigation, each Environmental Permit is valid, subsisting and in good standing and none of the Corporations is in default or breach of any Environmental Permit and no proceeding is pending, or threatened, to revoke or limit any Environmental Permit;

(c)  None of the Corporations has used or permitted to be used, except in compliance with all Environmental Laws, any of their respective property (including the Leased Property) or facilities or any property or facility that any of them previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(d)  None of the Corporations has ever received any notice of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Vendor nor any of the Corporations has settled any allegation on noncompliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Business or any property of any of the Corporations, nor has any of the Corporations received notice of any of the same;

(e)  Except as disclosed in Schedule 13, to Vendor's best knowledge there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale any product manufactured or sold or service provided by the Corporations;

(f)  To Vendor's best knowledge, after diligent investigation, none of the Corporations has caused or permitted, nor do any of the Corporations have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of their respective properties (including any of the Leased Property) or assets or any property or facility that any of them previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which any of the Corporations is or may reasonably be alleged to have liability. To Vendor's best knowledge, after diligent investigation, all Hazardous Substances and all other wastes and other materials and substances used in whole or in part by any of the Corporations or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws;

(g)  None of the Corporations has received any notice that it is potentially responsible for a federal, state, municipal or local clean-up site or corrective action under any Environmental Laws. None of the Corporations has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(h)  The Vendor has delivered to the Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to each of the Corporations of which it is aware.

3.29  Employee Plans

A true and complete copy of each Employee Plan has been furnished to the Purchaser. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulation that are applicable to such Employee Plan. No investigation is pending or threatened against any of the Corporations concerning an Employee Plan and, to the best of the Corporations' knowledge

3.30  Employees

Schedule 14 contains a complete and accurate list of the names of all individuals who are salaried employees or sales or other agents or representatives of any of the Corporations specifying with respect to salaried employees and sales or other agents or representatives, the length of service, title, rate of salary and commission structure for each such employee, agent or representative.

No notice has been received by any of the Corporations of any complaint filed by any of the employees against any of the Corporations claiming that any of the Corporations has violated any employment standards or human rights or similar legislation in any jurisdictions in which the Business is conducted or any of the Corporations operates) or of any complaints or proceedings of any kind involving any of the Corporations or, to the Vendor's and the Corporations' knowledge, after due inquiry, any of the employees of any of the Corporations before any labor relations board, except as disclosed in Schedule 4. There are no outstanding orders or charges against any of the Corporations under any applicable health and safety legislation in any jurisdictions in which the Business is conducted.

3.31  Employee Accruals

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of each of the Corporations in a manner consistent with prior years. Vacation pay expense is recorded ratably throughout the year and not necessarily when earned.

3.32  Full Disclosure

Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Vendor or any of the Corporations nor any certificate, report, statement or other document furnished by the Vendor or any of the Corporations in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the Vendor or any of the Corporations that has not been disclosed to the Purchaser in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condition (financial or otherwise) of any of the Corporations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

4.1  Organization

The Purchaser is a corporation validly subsisting under the laws of and it has the corporate power to enter into and perform its obligations pursuant to this Agreement.

4.2  No Violation

The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

(a)  any Contract to which the Purchaser is a party or by which it is bound;

(b)  any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

(c)  any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser; or

(d)  any applicable, law, statute, ordinance, regulation or rule.

4.3  Authorization

This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as enforcement maybe limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

4.4  Consents and Approvals

There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

ARTICLE V

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1  Survival of Representations and Warranties of the Vendor and the Corporation

To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties of the Vendor and the Corporation contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the third anniversary of the Closing Date and, notwithstanding such closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser during such period, except that:

(a)  the representations and warranties set out in sections 3.1,3.2, 3.3,3.4, 3.5 and 3.6 shall survive and continue in full force and effect without limitation of time;

(b)  the representations and warranties set out in section 3.23 shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to the Corporation, provided the Corporation did not file any waiver or other document extending such period; and

(c)  a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation maybe made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

5.2  Expiry of the Representations and Warranties of the Purchaser

The representations and warranties of the Purchaser contained in this Agreement or in any document, certificate or undertaking given pursuant hereto shall terminate on the third anniversary of the Closing Date.

ARTICLE VI

COVENANTS

6.1  Delivery of Documents and Resignations

The Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances, except for Permitted Encumbrances.

6.2  Documentation of Debt

The Purchaser acknowledges that, notwithstanding anything to the contrary in this Agreement, that the one or more of the Corporations is indebted to the Vendor in the approximate amount of $1,550,000. This debt shall be documented in the form of a promissory note due to the Vendor which note shall be interest free until June 30, 2005 and thereafter shall bear interest at the rate of 10% per annum (the "Note"). Interest on the Note will be payable semi-annually, not in advance. The Note will require payments of principal in the amount of $50,000 on June 30 of each year the Note is outstanding until June 30, 2010 at which time the remaining principal amount of the Note will become payable. The Note will be subordinate to all present or future secured financing which the Corporations may require. The Note shall also permit set-offs against it by the Corporations for the amount of any losses suffered by the Purchaser on account of any breach of this Agreement by the Vendor or the Corporations.

After completion of the forbearance agreement contemplated in section 6.8, and only if permitted by the Bank, the Corporations will agree to grant a limited, junior security interest in the accounts receivable of the Corporations to the Vendor, the exact terms of which shall be negotiated after the forbearance agreement is complete. Any security interest granted will rank junior to all existing bank indebtedness and to future secured indebtedness of any nature. The Vendor agrees to execute subordination agreements confirming this and any and all other documentation which may be required by the Corporations from time to time.

Prior to completion of this transaction contemplated in this Agreement, the Vendor will enter into an agreement with the Purchaser or its designee wherein the Vendor will agree to sell and assign to the Purchaser, or its designee, the Note. The purchase price for the Note will be:

(a)  33% of the then outstanding principal balance of the Note if the Purchaser, or its designee, purchases the Note prior to September 30, 2002;

(b)  50% of the then outstanding principal balance of the Note if the Purchaser, or its designee, purchases the Note prior to September 30, 2003; or

(c)  66% of the then outstanding principal balance of the Note if the Purchaser, or its designee, purchases the Note prior to September, 30, 2004.

6.3  Indemnity regarding Granville Valentine III

The Purchaser acknowledges that the Corporations, or one or more of them, may, by way of contract, statute, common law or other applicable law, be obligated to Granville Valentine III ("Valentine") for certain severance obligations regarding his possible termination from employment with the Corporations. The Purchaser will cause the Corporation to continue to employ Valentine. The Purchaser may cause the Corporations to terminate the employment of Valentine. If the Corporations do so terminate the employment of Valentine they shall use reasonable efforts to minimize any severance obligations to him. However, the Vendor hereby agrees to indemnify and hold harmless the Corporations and the Purchaser from any losses on account of Granville Valentine III or his termination from employment. The Vendor acknowledges that Valentine may choose to resign and thus incur severance obligations which obligations will form a part of this indemnity. This indemnity is separate and distinct from the indemnity limitations contained in section 9.5 hereof. Indemnification will be made by way of set off against the Note.

6.4  Shareholders' Agreement

The Vendor and the Purchaser covenant and agree to enter into a shareholder agreement regarding their respective ownership in the shares of R.P. Industries in a form and content mutually acceptable to the Purchaser and the Vendor.

6.5  Bank Debt Refinancing

The Purchaser acknowledges that R.P. Industries is indebted to First Union National Bank (the "Bank") in the approximate amount of $3,142,388.01 , inclusive of principal and interest as of August 22, 2001(the "Bank Indebtedness") which is guaranteed by the other Corporations and by the Vendor, that R.P. Industries is presently in default under the Bank Indebtedness and has been operating under a forbearance agreement with the Bank that expired as of June 30, 2001, and that the Bank has commenced foreclosure proceedings. After the Time of Closing, the Purchaser will use its best efforts to arrange to refinance the Bank Indebtedness in its entirety and to eliminate the Vendor's guaranty thereof. The Vendor acknowledges that this refinancing process will take a considerable length of time and may not prove satisfactory despite the best efforts of the Purchaser. The Purchaser hereby agrees that in the event the Bank attempts to exercise its rights against the Vendor as guarantor of the Bank Indebtedness at any time after the Closing Date, then upon the Vendor's written demand, the Purchaser shall forthwith transfer unencumbered ownership of the Purchased Shares back to the Vendor or its designee. Until such time as the Vendor's guaranty of the Bank Indebtedness (the "Vendor's Guaranty") has been eliminated, through a refinancing, release by the Bank, or otherwise; the Purchased Shares shall be held in escrow with a bank or other escrow agent acceptable to both the Vendor and the Purchaser free of any encumbrance.

6.6  RP Real Estate, Inc.

The parties acknowledge that the entity RP Real Estate, Inc. holds a limited partnership interest in a residential apartment development entirely unrelated to the Corporations' business and agree that such entity and/or interest will be divested or otherwise transferred out of the Corporations at the earliest possible time. This transaction will be completed in such a manner that it is cash flow and liability neutral to R.P. Real Estate, Inc. which corporation will not be responsible for any transfer taxes or other costs and expenses involved in completing the transaction.

6.7  Capitalization.

Upon completion of an interim forbearance agreement with the Bank, the Purchaser shall ensure that the Corporation maintains sufficient operating capital to continue in operation and will ensure that the Bank Indebtedness will be fully serviced for at least one year after the Closing Date and shall cause any additional operating capital to be used for such purpose at all times during such period. This covenant will terminate immediately upon the release of the Guaranty.

6.8  Forbearance Agreement

The parties hereto acknowledge that the Bank has commenced enforcement proceedings against certain assets of one or more of the Corporations. It is the acknowledged intent of the Purchaser to immediately negotiate a forbearance agreement with the Bank and to complete a refinancing as contemplated in section 6.5 hereof. If, by September 15, 2001 the Purchaser is unable to complete a forbearance agreement with the Bank under the terms of which the Bank agrees to cease the foreclosure proceedings it has already commenced and to forbear from further enforcement proceedings against the Corporations and the Guarantor (the "Forbearance Agreement") then the Purchaser covenants and agrees to reconvey the Purchased Shares to the Vendor in exchange for the sum of $1.00. The Purchaser covenants to endorse for transfer in blank the share certificate in RPI which it receives from the Vendor under section 2.2 hereof and to deliver the share certificate to its attorneys and hereby irrevocably authorizes and directs its attorneys to deliver the share certificate to the Vendor if, on or prior to September 15, 2001 it does not provide the Forbearance Agreement.

If, after September 15, 2001 the Bank commences or reinstitutes foreclosure or other enforcement proceedings the Vendor shall be entitled to have the Purchased Shares reconveyed to it and the Purchaser hereby irrevocably authorizes and directs its attorneys to deliver to the Vendor the Share Certificate, upon demand from the Vendor and satisfactory evidence that the Bank has commenced or reinstituted foreclosure or other enforcement proceedings.

Furthermore, if the Vendor is ever called upon by the Bank under the Guaranty, the Purchaser hereby irrevocably authorizes and directs its attorneys to deliver to the Vendor the Share Certificate, upon notice of the Bank's intention to initiate a claim pursuant to the Guaranty.

The Purchaser covenants and agrees that, until such time as the Guaranty is released, it will, and it will cause the Corporations to, keep the Vendor informed of all correspondence, reports and other written communications, sent to or received from the Bank.

6.9  Indemnity regarding Mark Jordan

The Corporations are under an obligation to pay a commission to Mark Jordan and or Capital Strategies Inc. regarding the sale of the Corporations. The exact amount of the obligation is not yet determined. The Corporations agree to fund a payment of $4,000 per month to Mark Jordan and or Capital Strategies Inc. with respect to this obligation to a maximum of $100,000. Fifty per cent of these payments shall be set off against the principal amount owing on the Note. One Hundred per cent of any payments in excess of $100,000 to Mark Jordan and or Capital Strategies Inc. shall be set off against the principal amount owing on the Note.

ARTICLE VII

CONDITIONS OF CLOSING

7.1  Conditions of Closing in Favor of the Purchaser

The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

(a)  Representations and Warranties. The representations and warranties of the Vendor and the Corporation contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of officers of the Vendor and of the Corporations dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

(b)  Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor and the Corporation at or before the Time of Closing shall have been complied with or performed and certificates of officers of the Vendor and of the Corporation dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

(c)  Resignation of Directors and Officers. Such directors and officers of the Corporations and any subsidiaries of the Corporations as the Purchaser may specify shall have resigned or tendered resignations in form approved by the Purchaser (or shall have been removed) in favor of nominees of the Purchaser effective as of the Time of Closing or at such later time as the Purchaser shall specify;

(d)  Release by Vendor, Directors and Officers. The Vendor shall have executed and delivered, at the Time of Closing, releases in favor of the Corporations and the Purchaser in a form acceptable to the Purchaser (but excluding any release of the debt to the Vendor referenced in Section 6.2 or the indemnification referenced in Section 9.2); and

(e)  Due Diligence. The Purchaser shall have completed an investigation of the assets, liabilities and business prospects of the Corporations and the Business and been entirely satisfied with the results of its investigations.

If any of the conditions contained in this section 7.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, the Purchaser may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in sections 10.3, 10.4 and 10.5. Any such condition may be waived in whole or in part by the Purchaser.

7.2  Conditions of Closing in Favor of the Vendor

The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be fulfilled or performed at or prior to the Time of Closing:

(a)  Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of officers of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificates to be in form and substance satisfactory to the Vendor, acting reasonably; and

(b)  Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed and certificates of officers of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificates to be in form and substance satisfactory to the Vendor, acting reasonably.

(c)  Release by Vendor, Directors and Officers. The Corporations shall have executed and delivered at the Time of Closing, releases in favor of the Vendor, its officers, directors and employees in a form acceptable to Vendor and the Purchaser provided that the releases shall not release any representation, warranty, indemnity or other obligation arising from this Agreement.

If any of the conditions contained in this Section 7.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendor, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in sections 10.3, 10.4 and 10.5. Any such condition may be waived in whole or in part by the Vendor.

ARTICLE VIII

CLOSING ARRANGEMENTS

8.1  Place of Closing

The closing shall take place at the Time of Closing at the offices of Carlyle Peterson, counsel for the Purchaser.

8.2  Transfer

At the Time of Closing, the Vendor shall deliver to the Purchaser certificates respecting all the Purchased Shares, duly endorsed in blank for transfer, with all exigible security transfer taxes paid, and will cause transfers of such shares to be duly and regularly recorded in the name of the Purchaser, or its nominee(s), and will cause a meeting of the board of directors of each of the Corporations to be held, at which the directors and officers of the Corporations specified by the Purchaser will resign in favor of nominees of the Purchaser whereupon, subject to all other terms and conditions hereof being complied with, payment of the Purchase Price shall be paid and satisfied in the manner provided in Article II.

8.3  Further Assurances

Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyance, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

ARTICLE IX

INDEMNIFICATION

9.1  Indemnification by the Vendor

The Vendor agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

(a)  any material breach by the Vendor or the Corporation of or any material inaccuracy of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that the Vendor shall not be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Vendor in accordance with section 9.3 on or prior to the expiration of the applicable time period related to such representation and warranty set out in section 5.1);

(b)  any breach or non-performance by the Vendor or the Corporation of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

(c)  all material debts, liabilities or contracts whatsoever (whether accrued, absolute, contingent or otherwise) of the Corporations existing at the Time of Closing, including any liabilities for federal, state or local sales excise, income, corporate or any other taxes of the Corporations for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities:

(i)  disclosed in this Agreement or any Schedule hereto; or

(ii)  accruing or incurred subsequent to the date of the Interim Financial Statements in the ordinary course of the Business.

Provided that, the Vendor's obligations to indemnify shall only commence upon release of the Vendor's Guaranty by the Bank.

9.2  Indemnification by the Purchaser

The Purchaser agrees to indemnify and save harmless the Vendor from all Losses suffered or incurred by the Vendor as a result of or arising directly or indirectly out for or in connection with:

(a)  any material breach by the Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and

(b)  any breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

(c)  all material debts, liabilities or contracts whatsoever (whether accrued, absolute, contingent or otherwise of the Corporations except those described in Section 9.1(c), including any liabilities for federal, state or local sales excise, income, corporate or other taxes of the Corporations for any period ending after the Time of Closing.

Provided that, the Purchaser's obligations to indemnify shall terminate in the event that the Purchased Shares are transferred back to the Vendor, or a corporation controlled by the Vendor or any of its officers, directors, shareholders or employees.

9.3  Notice of Claim

In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

9.4  Direct Claims

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 90 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 90-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately become obligated to the Indemnified Party for the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

9.5  Limitations on Indemnification

The respective rights and obligations of the Purchaser and the Vendor under Section 9.1 or Section 9.2, as the case may be, are subject to the following limitations: (i) neither the Purchaser nor the Vendor shall become obligated to pay any asserted claim(s) for indemnification unless and until the aggregate, cumulative amount of all such claims by such party exceed a $100,000 threshold, at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all claims, provided that this provision shall not limit the Purchaser's obligations under Section 6.5 in any way; and (ii) under no circumstances shall either the Vendor or the Purchaser be obligated to make indemnification payments in a total, cumulative amount of more than the original principal amount of the Note. Indemnification under this Article IX shall be the parties' exclusive remedy for the matters specified in Sections 9.1 and 9.2, respectively. The Purchaser's right to indemnification from the Vendor shall be limited to setoff against any amounts that would otherwise be due and payable to the Vendor under the Note referenced in Section 6.2 above, which setoff right shall be the Purchaser's sole and exclusive source for indemnification hereunder.

ARTICLE X

MISCELLANEOUS

10.1  Confidentiality of Information

In the event that the transactions contemplated herein are not consummated for any reason, the Purchaser covenants and agrees that, except as otherwise authorized by the Vendor, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Corporation or the Business discovered by the Purchaser or its representatives as a result of the Vendor and the Corporation making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

10.2  Notices

(a)  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i)  if to the Vendor:

United Shields Corporation

2640 Peerless Road

Cleveland, TN 37312

Attention: William Frey

Telecopier No: (423) 339-9711

(ii)  if to the Purchaser:

c/o Aegis Strategic Investment Corp.

215 Piccadilly Street

Suite 200

London, ON N6A 1S2

Attention: Mark A. Heisz

Telecopier No.: 519-521-3553

(iii)  if to the Corporations:

Richmond Plastics Inc.

1351 West Hundred Road

Chester, Va. 23826

Attention: President

Telecopier No:

(b)  Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labor dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)  Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 9.2.

10.3  Commissions, etc.

The Vendor agrees to indemnify and save harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Vendor.

10.4  Consultation

The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither the Vendor nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

10.5  Disclosure

Prior to any public announcement of the transaction contemplated hereby pursuant to section 9.4, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as maybe required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

10.6  Public Announcements

No public announcement or press release not required by law or by applicable stock exchange rule concerning the purchase sale of the Purchased Shares shall be made by the Vendor, the Corporation or the Purchaser without the consent and joint approval of the Vendor and the Purchaser.

10.7  Assignment by Purchaser

The Purchaser may assign its rights under this Agreement in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder.

10.8  Best Efforts

The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, license or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

10.9  Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

United Shields Corporation RPI Acquisition Corp.

/s/William A. Frey III, Chairman

Per: /s/William A. Frey III Per: Mark A. Heisz

R.P. Industries, Inc. Richmond Plastics, Inc.

/s/John F. Quigley, V.P. /s/John F. Quigley, V.P.

/s/William A. Frey III, Chairman /s/William A. Frey III, Chairman

Per: /s/William A. Frey III Per: /s/William A. Frey III

Granville Plastics, Inc.

/s/John F. Quigley, V.P.

/s/William A. Frey, Chairman

Per: /s/William A. Frey, III